Capital Senior Living A leading Owner-Operator of Senior Living Communities and Services Exhibit 99.2

Forward-Looking Statements & Non-GAAP Financial Measures Forward Looking Statements: The forward-looking statements in this presentation are subject to certain risks and uncertainties that could cause results and financial condition to differ materially from those indicated in the forward-looking statements, including, but not limited to, the Company’s ability to generate sufficient cash flow to satisfy its debt and lease obligations and to fund the Company’s capital improvement projects to expand, redevelop, and/or reposition its senior living communities; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt and lease agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the risk of increased competition for skilled workers due to wage pressure and changes in regulatory requirements; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; the risks associated with a decline in economic conditions generally; the adequacy and continued availability of the Company’s insurance policies and the Company’s ability to recover any losses it sustains under such policies; changes in accounting principles and interpretations; and the other risks and factors identified from time to time in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), to differ materially, including, but not without limitation to, the Company’s ability to complete the refinancing of certain of our wholly owned communities, realize the anticipated savings related to such financing, find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensures, availability of insurance at commercially reasonable rates and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements in this presentation that become untrue because of new information, subsequent events or otherwise. Non-GAAP Financial Measures: Adjusted EBITDAR is a financial valuation measure and Adjusted Net Income/(Loss) and Adjusted CFFO are financial performance measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures may have material limitations in that they do not reflect all of the costs associated with our results of operations as determined in accordance with GAAP. As a result, these non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. Adjusted EBITDAR is a valuation measure commonly used by our management, research analysts and investors to value companies in the senior living industry. Because Adjusted EBITDAR excludes interest expense and rent expense, it allows our management, research analysts and investors to compare the enterprise values of different companies without regard to differences in capital structures and leasing arrangements. The Company believes that Adjusted Net Income/(Loss) and Adjusted CFFO are useful as performance measures in identifying trends in day-to-day operations because they exclude the costs associated with acquisitions and conversions and other items that do not ordinarily reflect the ongoing operating results of our primary business. Adjusted Net Income/(Loss) and Adjusted CFFO provide indicators to management of progress in achieving both consolidated and individual business unit operating performance and are used by research analysts and investors to evaluate the performance of companies in the senior living industry. The Company strongly urges you to review the reconciliation of net loss to Adjusted EBITDAR and the reconciliation of net (loss) income to Adjusted Net Income/(Loss) and Adjusted CFFO, on the last page of the Company’s second quarter 2018 earnings release dated July 31, 2018, along with the Company’s consolidated balance sheets, statements of operations, and statements of cash flows, which can be found on the Company’s website at www.capitalsenior.com/investor-relations/press-releases/

Capital Senior Living at a Glance AZ. 189 CA. 408 128 Communities Operated 12,000+ Residents Served 23 States Dallas-based Capital Senior Living is one of the nation’s largest operators of independent living, assisted living and memory care communities for senior adults. Capital Senior Living provides seniors the freedom and opportunity to successfully, comfortably and happily age in place. 7,500+ Employees $460M 2018 Revenue Strong Portfolio Mix > 15 Communities 5-15 Communities < 5 Communities Attractive Payer Mix

Implementing real change and charting a new path forward: Stabilize, Invest, Nurture, Grow Support the already-strong foundation and strengthen execution Invest in systems, promotion, and our real estate Strengthen the customer experience and relationship Growing occupancy and achieving top-line growth is priority Target demographic increasing with access to greater individual wealth Communities in concentrated geographies with capacity to serve 16,500 residents 30 years of experience with reputation for excellent resident-centric care and service Construction starting to slow, right sizing the market Owning real estate provides significant financial and operational advantages Strengthening balance sheet and implementing disciplined capital allocation strategy Outstanding, experienced and refreshed leadership team that will not relent: 100% focused on operational execution Charting a New Path Forward DISCOVER the difference

STABILIZE New Strategy Builds on Solid Foundation 2019 to 2021 Strategic Pillars INVEST NURTURE GROW Execution Excellence Resident-Centric Experience Commercial Excellence Market Opportunities Quality Systems & Analytics Operational Leadership Talent Retention Focus on Core Strengths Scale & Best Practices Community upgrades and conversions to AL & MC Innovative and Differentiated Resident Programming Population Health and Wellness Technology Omni-Channel Marketing Sales Funnel and Process Digital Transformation Best Practices Reputation Management Same store organic growth Accretive acquisitions in attractive geographically concentrated markets Foundational Growth

Strong Operator of Trusted Senior Living Communities Revenue Dollars In Millions Total # of Communities Operated NOI Dollars In Millions Significant growth in revenue and NOI since 2010, largely through acquisition. In 2014, we began conversions from independent living to assisted living and memory care in anticipation of growing demand for those services. Over-supply and market rate competition began in 2015, and intensified to its highest in 2017. In early 2019, reset leadership, strategy, structure, and focus. Significant opportunity for improved performance. Occupancy %

Senior Housing Operators (by Units) Established Portfolio Provides Economies of Scale in a Highly-Fragmented Market Capital Senior Living is one of the few operators able to Institute broad best practices Implement portfolio-wide differentiated programing Utilize scale to achieve cost saving efficiencies Leverage marketing efforts particularly in competitive digital landscape Industry Mix by Level of Care (by Units) Approximately 1.6 million units are available in the US senior housing market. Source: ASHA 2018 Top 50, company filings and investor presentations. Source: NIC Investment Guide, Fifth Edition ©2019 National Investment Center for Seniors Housing & Care (NIC) Heavier mix of assisted living units at Capital Senior Living communities (49.6%) is aligned with growing market need.

Market Forces: Aligning Strategy with Key Needs Rise in dementia and other conditions requiring constant care & monitoring Changing Availability and proximity of family caregivers Local market senior housing demand and supply Regulatory and legislative climate with increased focus on senior well-being Macroeconomic conditions and target demographic access to individual wealth Source: Moody’s Analytics ©2019 National Investment Center for Seniors Housing & Care (NIC) Growth in target demographics Source: U.S. Census Bureau Projections, 2017 ©2019 National Investment Center for Seniors Housing & Care (NIC) Source: NIC Map® Data Service ©2019 National Investment Center for Seniors Housing & Care (NIC)

Owning our real estate provides significant financial and operational advantages Ownership Evolution Real Estate Ownership Provides Flexibility and Opportunities Ownership of 10 Largest US Senior Housing Operators Value derived from owned real while capturing full benefit from operations Stronger margin profile Financed with attractive non-recourse, fixed-rate mortgages with strong coverage ratios Eliminates lease escalators, driving sustainable cash flows Optimizes asset management and financial flexibility Provides the ability to reposition communities Allows CSL to increase loans based on the appreciated value to re-deploy the capital into growth initiatives 128 Total Properties 77 Total Properties 2018 Properties Owned 231 143 83 344 86 34 10 0 0 0 2018 Properties Operated 233 195 129 994 263 130 252 260 179 143 Source: ASHA 2018 Top 50, company filings and investor presentations. NM NM NM Real Estate Ownership a Key Differentiator

Balance Sheet as of June 30, 2019 Assets ($ in millions) Cash and Securities $ 34.8 Other Current Assets 28.2 Total Current Assets 63.0 Fixed Assets 1,012.2 Other Assets 252.8 Total Assets $ 1,328.0 Liabilities & Equity ($ in millions) Current Liabilities $ 117.6 Long-Term Debt 949.9 Other Liabilities 237.5 Total Liabilities 1,305.0 Stockholders’ Equity 23.0 Total Liabilities & Equity $1,328.0 Consistent with normal business practices, the Company is engaged in various activities to strengthen our financial foundation and optimize our asset portfolio, including the following: Marketing a limited number of additional assets for potential divestiture Refinancing existing owned assets

$ in thousands Debt Maturities Average duration of debt is 6.0 years Approximately 93% of all debt matures in 2021 and after.

NNN Leases Represent 36% of Total Portfolio September 2025 7 Communities October 2020 9 Communities April 2026 6 Communities April 2025 8 Communities September 2025 12 Communities April 2026 4 Communities 128 Total Properties CSU Portfolio

Strong and Experienced Leadership







Kim Lody	Carey Hendrickson	Mike Fryar	David Brickman	Jeremy Falke
Chief Executive Officer, President and Director	Executive VP Chief Financial Officer	Senior VP Chief Revenue Officer	Senior VP General Counsel	Senior VP Human Resources
Joined CSL Jan 2019	Joined CSL May 2014	Joined CSL Feb 2019	Joined CSL Jul 1992	Joined CSL Feb 2018
25+ years of experience in healthcare products and service delivery	25+ years of experience in financial leadership	15+ years of experience in healthcare industries; 12+ in senior healthcare industries	25+ years of experience as General Counsel in senior healthcare industry	20+ years of experience in healthcare industry
Held various senior leadership roles in public and private health care companies, including insurance, medical devices, and clinical services. Expertise in leading operational excellence and achieving above-market performance in complex, dynamic markets.	Held various senior leadership roles in FP&A, accounting, treasury, investor relations, corporate communications, business systems, and M&A within large, diversified publicly-held companies; began career in big four public accounting.	Held various leadership roles focusing on brands in complex, multi-channel environments including in medical device and marketing agency settings, with the majority of his career focused in senior healthcare.	Responsible for wide range of legal maters including oversight of regulatory compliance and reporting, contracts, corporate governance, M&A, and claims litigation.	Held various HR leadership roles in hospitals and large health systems, with overall direction for all components of the people management function and a focus on talent and building great company culture.
MBA, Wake Forest BA, Hiram College	MBA, Univ. of Texas, Arlington BA, Baylor University	BA, Gustavus Adolphus College	JD MBA, Univ. of South Carolina MHA, Duke Univ.	MBA, Univ. of Nebraska, Omaha BS, Univ. of Phoenix, Scottsdale

DISCOVER *the difference* 13

Investment Rationale Sizeable, fragmented markets with unmet needs Owner-operator model provides financial and operational advantages Top talent and emerging culture of learning, collaborating, and winning 30-years of experience caring for seniors Significant opportunity for near-term operational improvement and long-term growth Solid strategy, structure, standards and focus Current valuation provides a compelling investment opportunity